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                                                                   Exhibit 10.87

                                 AMENDMENT NO. 1

                          AMENDMENT TO CREDIT AGREEMENT
                          -----------------------------

     This Amendment dated as of the 13th day of November, 2001 by and between Aspect Communications Corporation, a California corporation ("Company") and Comerica Bank-California, a California banking corporation ("Bank").

                                   WITNESSETH:

     WHEREAS, Company and Bank entered into a Credit Agreement dated June 15, 2001 ("Agreement").

     WHEREAS, Company and Bank desire to amend the Agreement as set forth herein.

     NOW, THEREFORE, the Company and the Bank agree as follows:

     1. The definition of "Cash Equivalents" set forth in Section 1 of the Agreement is amended to read in its entirety as follows:


     "'Cash Equivalents' shall mean
     (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, and federal agencies such as Federal Home Loan Bank, Fannie Mae, Federal Home Home Loan Mortgage Corp, and Federal Farm Credit Banks; all having maturities of not more than three years from the date of acquisition all of which would be classified as investments available for sale in accordance with FASB 115 and GAAP.
     (ii) marketable direct obligations issued by any State of the United States of America or any local government or other political subdivision thereof rated (at the time acquisition of such security) at least A- by Standard & Poor's Ratings Group ("S&P") or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") having maturities of not more than three years from the date of acquisition all of which would be classified as investments available for sale in accordance with FASB 115 and GAAP.
     (iii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) Bank, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (z) any bank whose short-term commercial paper rating (at the acquisition

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            of such security) by S&P is at least A-1 or the equivalent thereof or by Moody's is at least P-1 or the equivalent thereof
            (any such bank, an "Approved Bank"). These U.S. dollar denominated time deposits and bankers' acceptances should have maturities of not more than six months from the date of acquisition, while the certificates of deposit should have a maximum maturity of 1 year.
     (iv) commercial paper and variable or fixed rate notes issued by Bank or any Approved Bank or by the parent company of Bank or any Approved Bank and commercial paper and variable fixed rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating (at the time acquisition of such security) of at least A 1 or the equivalent thereof by S&P or at least P 1 or the equivalent thereof by Moody's, or issued by or guaranteed by any industrial or financial company with a long-term unsecured debt rating (at the time of acquisition of such security) of at least A- or the equivalent thereof by S&P or the equivalent thereof by Moody's having maturities of not more than three years from the date of acquisition all of which would be classified as investments available for sale in accordance with FASB 115 and GAAP.
     (v) repurchase agreements with Bank or any Approved Bank maturing within one year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be Cash Equivalents.
     (vi) Asset backed securities with a AAA rating minimum, as rated by 2 Nationally Recognized Securities Rating Organizations, at time of acquisition, having maximum effective durations or expected average lives of not more than three years from the date of acquisition all of which would be classified as investments available for sale in accordance with FASB 115 and GAAP.
     (vii) Asset backed commercial paper with a long-term rating of AAA or a short term rating of A1/P1 by S&P, at time of acquisition all of which would be classified as investments available for sale in accordance with FASB 115 and GAAP.
     (viii) All of the above which would be classified as investments available for sale in accordance with FASB 115 and GAAP. B. For securities with announced calls, put dates, remarketing dates or auction dates, the maturity shall be deemed to be the announced call date, put date, remarketing date or auction date provided that the principal value of the security to be received on the call date, put date, remarketing date or auction date shall be a fixed amount."

     2. Company hereby represents and warrants that, after giving effect to the amendment contained herein, (a) execution, delivery and performance of this Amendment and any other

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documents and instruments required under this Amendment or the Agreement are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Certificate of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 6.1 through 6.5 and 6.7 through 6.10 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 6.6 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with
Section 7.1 of the Agreement; and (d) no event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an event of default under the Agreement, has occurred and is continuing as of the date hereof.

     3. This Amendment shall be effective upon execution of this Amendment by Company and Bank.

     4. Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.

     WITNESS the due execution hereof on the day and year first above written.

COMMERCIAL BANK-CALIFORNIA                  ASPECT COMMUNICATIONS
                                            CORPORATION


By:   /s/ [ILLEGIBLE]                        By:   /s/ [ILLEGIBLE]
     ---------------------------------           -------------------------------

Its:  V.P.                                  Its:  CFO
     ---------------------------------           -------------------------------

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                                 AMENDMENT NO. 2

                          AMENDMENT TO CREDIT AGREEMENT
                          -----------------------------

     This Amendment dated as of the 26th day of December, 2001 by and between Aspect Communications Corporation, a California corporation ("Company") and Comerica Bank- California, a California banking corporation ("Bank").

                                   WITNESSETH:

     WHEREAS, Company and Bank entered into a Credit Agreement dated June 15, 2001, as amended by an Amendment dated November 13, 2001 ("Agreement").

     WHEREAS, Company and Bank desire to amend the Agreement as set forth herein.

     NOW, THEREFORE, the Company and the Bank agree as follows:

     1.     The definition of "Base Adjusted Tangible Net Worth" set forth in
Section 1 of the Agreement is amended to read in its entirety as follows:

            "'Base Adjusted Tangible Net Worth' shall initially mean $165,000,000. On the last day of each fiscal quarter of Company (beginning December 31, 2001), Base Adjusted Tangible Net Worth shall increase by seventy five percent (75%) of Net Income for the quarter then ended; provided that for purposes of determining Base Adjusted Tangible Net Worth if Net Income is less than zero for any fiscal quarter, it shall be deemed to be zero for such fiscal quarter. In addition effective upon the issuance after December 31, 2000 by Company or any of its Subsidiaries of any Equity Interests (other than Equity Interests issued to sellers in connection with a Permitted Acquisition) or the incurrence of any Subordinated Debt, Base Adjusted Tangible Net Worth shall increase by an amount equal to one hundred percent (100%) of the Net Cash Proceeds of such equity issuance or issuance of Subordinated Debts."

     2. The definition of "Unrestricted Cash" set forth in Section 1 of the Agreement is Amended to read in its entirety as follows:

            "'Unrestricted Cash' shall means as of any date of determination, aggregate cash and Cash Equivalents of Company and its Subsidiaries which is not subject to any lien or security in favor of any person."

     3. Section 7.12 of the Agreement is amended to read in its entirety as follows:

            "7.12--Maintain EBITDA of not less than the following amounts for fiscal quarters specified below:

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     Fiscal Quarter Ending                                           Amount
     ----------------------------------------------------------------------
     March 31, 2002                                                  $0
     June 30, 2002                                                   $2,500,000
     September 30, 2002 and each fiscal quarter and thereafter       $5,000,000"

     4. Section 7.14 of the Agreement is amended to read in its entirety as follows:

            "Maintain as of the end of each month a Leverage Ration of not more than 1.25 to 1.0."

     5.     Company has informed the bank that it may violate the provision of
Section 7.12 for the period ended December 31, 2001. The Bank hereby waives any default arising from any violation of the provisions of Section 7.12 for the period ended December 31, 2001. This waiver shall not act as a consent or waiver of any other transaction, act or omission, whether related or unrelated thereto, including any noncompliance with such covenant for any period other than the period ending December 31, 2001. This waiver shall not extend to or affect any obligation, covenant, agreement or default not expressly waived hereby.

     6. Company hereby represents and warrants that, after giving effect to the amendments and waivers contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Certificate of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 6.1 through 6.5 and 6.7 through 6.10 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of respect to the most recent financial statements furnished to the Bank by Company in accordance with
Section 7.1 of the Agreement; and (d) no event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an event of default under the Agreement, has occurred and is continuing as of the date hereof.

     7. This Amendment shall be effective upon execution of this Amendment by Company and Bank and payment by Company to Bank of a non-refundable amendment fee in the amount of $5,000.00.

     8. Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.

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   WITNESS the due execution hereof on the day and year first above written.

COMMERCIAL BANK-CALIFORNIA                  ASPECT COMMUNICATIONS
                                            CORPORATION

By:   /s/ [ILLEGIBLE]                       By:   /s/ [ILLEGIBLE]
     ---------------------------------           -------------------------------

Its:  V.P.                                  Its:  EVP, CFO & CAO
     ---------------------------------           -------------------------------